Exhibit 4.9(d)

EXECUTION VERSION

DEUTSCHE BANK AKTIENGESELLSCHAFT,

Issuer

AND

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Calculation Agent, Transfer Agent and Registrar and

Authenticating Agent

Second Supplemental Capital Securities Indenture

Dated as of July 25, 2019

to the Capital Securities Indenture

Dated as of November 6, 2014

i

THIS SECOND SUPPLEMENTAL CAPITAL SECURITIES INDENTURE, dated as of July 25, 2019 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), THE BANK OF NEW YORK MELLON, LONDON BRANCH, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain capital securities indenture, dated as of November 6, 2014, among the Issuer, the Trustee and DBTCA (the “Indenture”);

WHEREAS, Section 8.01(c) of the Indenture provides that, without the consent of the Holders of any Capital Securities, the Issuer and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Capital Securities or Coupons;

WHEREAS, there are no Capital Securities Outstanding of any series created prior to the execution of this Second Supplemental Capital Securities Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Issuer and the Trustee desire to amend the Indenture in respect of certain Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture (i) to provide that the Holders (including the Beneficial Owners) of such Capital Securities shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority and (ii) to modify certain provisions of the Indenture to provide that such Capital Securities shall be subject to those provisions in their amended form;

WHEREAS, the entry into this Second Supplemental Capital Securities Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Capital Securities Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Capital Securities as follows:

ARTICLE 1

ADDITIONAL TERMS APPLICABLE TO THE CAPITAL SECURITIES

Section 1.01 Addition of Certain Terms Defined. With respect to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, Section 1.01 of the Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Beneficial Owner” shall mean (i) if any Capital Securities are in global form, the beneficial owners of such Capital Securities (and any interest therein) and (ii) if any Capital Securities are in definitive form, the holders in whose name such Capital Securities are registered in the Security register of the Issuer and any beneficial owners holding an interest in such Capital Securities in definitive form.

“bridge bank” means a newly chartered German bank that would receive some or all of the Issuer’s equity securities, assets, liabilities and material contracts, including those attributable to the Issuer’s branches and subsidiaries, in the event of the imposition of Resolution Measures.

“competent resolution authority” means any authority with the ability to exercise a Resolution Measure.

“group entity” means an entity that is included in the corporate group subject to a Resolution Measure.

“Resolution Measure” has the meaning set forth in Section 1.02 of this Second Supplemental Capital Securities Indenture.

Section 1.02 Capital Securities Subject to Resolution Measures. The following provisions apply to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Second Supplemental Capital Securities Indenture:

(a) By acquiring any Capital Securities, each Holder (including Beneficial Owners) shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

(b) Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the Capital Securities may be subject to the powers exercised by the competent resolution authority to:

(i)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Capital Securities;

(ii)

convert the Capital Securities into ordinary shares of (A) the Issuer, (B) any entity of the Issuer’s group or (C) any bridge bank, or other instruments qualifying as common equity tier 1 capital (and the issue to or conferral on the Holders (including the Beneficial Owners) of such ordinary shares or instruments); and/or

(iii)

apply any other resolution measure, including, but not limited to, (A) any transfer of the Capital Securities to another entity, (B) the amendment, modification or variation of the terms and conditions of the Capital Securities or (C) the cancellation of the Capital Securities;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of the Capital Securities or the Indenture to make a payment of principal of, interest on, or other amounts owing under the Capital Securities.

(c) By its acquisition of the Capital Securities, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have agreed:

(i)

to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Capital Securities to give effect to any Resolution Measure;

(ii)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)

that the imposition of any Resolution Measure will not constitute a default or an Event of Default (A) under the Capital Securities, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

(d) The terms and conditions of the Capital Securities shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Capital Securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(e) No repayment of any then-current principal amount of the Capital Securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(f) By its acquisition of the Capital Securities, each Holder (including each Beneficial Owner) waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or any of the Agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the Capital Securities.

(g) Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the Capital Securities, the Issuer shall provide a written notice directly to the Holders in accordance with Section 11.04 of the Indenture as soon as practicable regarding such imposition of a Resolution Measure by a competent resolution authority for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Agents for information purposes only, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Capital Securities.

(h) If the Issuer has elected to redeem any Capital Securities but the competent resolution authority has imposed a Resolution Measure with respect to the Capital Securities prior to the payment of the redemption amount for the Capital Securities, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(i) Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from Holders of the Capital Securities under Section 5.09 of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the Capital Securities at the time Outstanding to direct certain actions relating to the Capital Securities, and if any such direction was previously given under Section 5.09 of the Indenture to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. The Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority, and the Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, the Capital Securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Capital Securities), then the Trustee’s and the Agents’ duties under the Indenture shall remain applicable with respect to the Capital Securities following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

(j) By the acquisition of the Capital Securities, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the Capital Securities, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds such Capital Securities to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Capital Securities as it may be imposed, without any further action or direction on the part of such Holders of the Capital Securities, the Trustee or the Agents, and (iii) acknowledged and accepted that the provisions contained in this Section 1.02 are exhaustive on the matters described this Section 1.02 to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of the Capital Securities.

(k) If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Capital Securities, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Capital Securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Capital Securities of any series.

(l) The Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 6.02 and 6.06 of the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Capital Securities. For the avoidance of doubt, any and all amounts due and owing to the Trustee under any provision of the Indenture shall be payable within six (6) days of the date specified for payment or where no date is specified, the date on which the Trustee demands payment in accordance with the applicable provision of the Indenture.

ARTICLE 2

MODIFICATIONS TO PROVISIONS OF THE INDENTURE

Section 2.01 Supplemental Indentures Without Consent of Securityholders. With respect to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Second Supplemental Capital Securities Indenture, the following sentence in Section 8.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 9;

(b) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Capital Securities or Coupons;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the

Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Capital Securities or Coupons;

(d) to establish the forms or terms of Capital Securities of any series or of the Coupons appertaining to such Capital Securities as permitted by Sections 2.01 and 2.03; and

(e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Capital Securities of one or more series and to add to or change any of the provisions of this Capital Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.”

and shall be replaced with the following:

“Subject to the prior consent of the competent supervisory authority in respect of Outstanding Capital Securities of any series, if required under the CRR or other applicable laws and regulations for the recognition of the Capital Securities as Additional Tier 1 capital, the Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 9;

(b) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Capital Securities or Coupons;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Capital Securities or Coupons;

(d) to establish the forms or terms of Capital Securities of any series or of the Coupons appertaining to such Capital Securities as permitted by Sections 2.01 and 2.03;

(e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Capital Securities of one or more series and to add to or change any of the provisions of this Capital Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11; and

(f) to give effect to any variation to the terms of the Capital Securities as a result of the imposition of any Resolution Measure.

As used in this Section 8.01, Resolution Measure shall have the meaning set forth in the Second Supplemental Capital Securities Indenture dated July 25, 2019.”

Section 2.02 Supplemental Indentures With Consent of Securityholders. With respect to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Second Supplemental Capital Securities Indenture, the following clause of the first sentence of the first paragraph of Section 8.02 of the Indenture, which reads as follows, shall be deleted in its entirety:

“With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Capital Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), …”

and shall be replaced with the following:

“Subject to the prior consent of the competent supervisory authority in respect of Outstanding Capital Securities of any series, if required under the CRR or other applicable laws and regulations for the recognition of the Capital Securities as Additional Tier 1 capital, and with the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Capital Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), ….”

Section 2.03 Successor Corporation Substituted. (a) With respect to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Second Supplemental Capital Securities Indenture, the first sentence of the first paragraph of Section 9.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.”

and shall be replaced with the following:

“In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein¸ provided that all required approvals have been granted by the competent supervisory authority.”

(b) With respect to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Second Supplemental Capital Securities Indenture, the last sentence of the first paragraph of Section 9.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“All of the Capital Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Capital Securities Indenture as the Capital Securities theretofore or thereafter issued in accordance with the terms of this Capital Securities Indenture as though all of such Capital Securities had been issued at the date of the execution hereof.”

and shall be replaced with the following:

“All of the Capital Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit, and be subject to the imposition of any Resolution Measure, under this Capital Securities Indenture as the Capital Securities theretofore or thereafter issued in accordance with the terms of this Capital Securities Indenture as though all of such Capital Securities had been issued at the date of the execution hereof. As used in this Section 9.01, Resolution Measure shall have the meaning set forth in the Second Supplemental Capital Securities Indenture dated July 25, 2019.”

Section 2.04 Governing Law. With respect to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Second Supplemental Capital Securities Indenture, Section 11.08 of the Indenture, which reads as follows, shall be deleted in its entirety:

“This Capital Securities Indenture and each Capital Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except with respect to the provisions relating to the subordination of the Capital Securities set forth in Article Thirteen, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.”

and shall be replaced with the following:

“This Capital Securities Indenture and each Capital Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, other than with respect to the provisions of Section 13.01 relating to the ranking of the Capital Securities and their status, which provisions shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.”

Section 2.05 Notice of Redemption; Partial Redemptions. (a) With respect to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Second Supplemental Capital Securities Indenture, the first sentence of the fourth paragraph of Section 12.02 of the Indenture, which reads as follows, shall be deleted in its entirety:

“On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Capital Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.”

and shall be replaced with the following:

“Unless the notice of redemption is rescinded in accordance with the terms of the Capital Securities, on or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Capital Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.”

Section 2.06 Payment of Capital Securities Called For Redemption. (a) With respect to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Second Supplemental Capital Securities Indenture, the first clause of the first sentence of the first paragraph of Section 12.03 of the Indenture, which reads as follows, shall be deleted in its entirety:

“If notice of redemption has been given as above provided….”

and shall be replaced with the following:

“Unless the notice of redemption is rescinded in accordance with the terms of the Capital Securities, if notice of redemption has been given as above provided….”

Section 2.07 Capital Securities Subordinated. With respect to the Capital Securities to be issued under the Indenture on or after the date of this Second Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Second Supplemental Capital Securities Indenture, Section 13.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The Capital Securities shall constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves. In the event of the dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Issuer, the obligations under any series of the Capital Securities shall be fully subordinated to (i) the claims of unsubordinated creditors of the Issuer, (ii) the claims under Tier 2 instruments (within the meaning of the CRR) of the Issuer, and (iii) the claims specified in § 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung – “InsO”)) so that in any such event no amounts shall be payable in respect of the Capital Securities until (i) the claims of such unsubordinated creditors of the Issuer, (ii) the claims under such Tier 2 instruments, and (iii) the claims specified in § 39 (1) nos. 1 to 5 InsO have been satisfied in full. Subject to this subordination provision, the Issuer may satisfy its obligations under the Capital Securities also from other distributable assets (freies Vermögen) of the Issuer.

Claims under the Capital Securities will rank pari passu with the claims against the Issuer under, as of the date of this Agreement, (i) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust I of its U.S.$ 650,000,000 Non-cumulative Trust Preferred Securities (ISIN US251528AA34), (ii) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust V of its EUR 300,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0AA0X5), (iii) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust VI of its EUR 900,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0DTY34), (iv) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust VII of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153RAA05); (v) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Capital Funding Trust VIII of its U.S.$ 600,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153U2042); (vi) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Capital Funding Trust IX of its U.S.$ 1,150,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153Y2063), (vii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Capital Funding Trust XI of its EUR 1,300,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A1ALVC5) as well as (viii) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust I of its U.S.$ 318,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0095376439); (ix) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust II of its JPY 20,000,000,000 Non-cumulative Trust Preferred Securities (loan format); (x) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust IV of its U.S.$ 162,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0099377060); (xi) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust V of its U.S.$ 225,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0105748387) as well as (xii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust II of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153X2080); (xiii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust III of its U.S.$ 1,975,000,000 Non-cumulative Trust Preferred Securities (ISIN US25154A1088); (xiv) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust IV of its EUR 1,000,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0TU305); (xv) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust V of its U.S.$ 1,385,000,000 Non-cumulative Trust Preferred Securities (ISIN US25150L1089); as well as the following issuances of the Issuer: (xvi) the EUR 1,750,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN DE000DB7XHP3); (xvii) the USD 1,250,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN XS1071551474) and (xviii) the GBP 650,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN XS1071551391). The preceding list of support undertakings, subordinated guarantees and issuances may be amended from time to time as set out in the terms of the Capital Securities.

The term “unsubordinated creditors” shall mean the holders of any indebtedness or other payment obligation of the Issuer that is not expressed to be subordinated by means of contractual agreement or as a matter of law.

No Holder may set off his claims arising under any series of the Capital Securities against any claims of the Issuer. No security or guarantee of whatever kind is, or shall at any time be, provided by the Issuer or any other person securing rights of the Holders under the any series of the Capital Securities.”

and shall be replaced with the following:

“The Capital Securities shall constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves and (as specified below) pari passu with all other equally subordinated obligations of the Issuer. If Resolution Measures are imposed on the Issuer, or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of insolvency of, or against, the Issuer, the obligations under any series of the Capital Securities shall be fully subordinated to (i) the claims of unsubordinated creditors (as defined below) of the Issuer, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) or any successor provision, and (iii) the claims under Tier 2 instruments (within the meaning of the CRR) of the Issuer. In any such event, no amounts shall be payable in respect of the Capital Securities until (i) the claims of such unsubordinated creditors of the Issuer, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code or any successor provision, and (iii) the claims under such Tier 2 instruments have been satisfied in full. Subject to the foregoing, the Issuer may satisfy its obligations under the Capital Securities also from other distributable assets (freies Vermögen) of the Issuer.

Claims under the Capital Securities will rank pari passu with the claims against the Issuer under the Issuer’s other instruments issued as Additional Tier 1 capital within the meaning of the CRR and, as of the date of this Second Supplemental Capital Securities Indenture, (i) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust II of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153X2080); and (ii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust V of its U.S.$ 1,385,000,000 Non-cumulative Trust Preferred Securities (ISIN US25150L1089). The preceding list of subordinated guarantees may be amended from time to time as set out in the terms of the Capital Securities.

The term “unsubordinated creditors” shall mean the holders of any indebtedness or other payment obligation of the Issuer that is not expressed to be subordinated by means of contractual agreement or as a matter of law (including claims against the Issuer under its senior non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision).

No subsequent agreement may limit the subordination of any Capital Securities or shorten the term of any series of Capital Securities or any notice period applicable to such series.

No Holder may set off his claims arising under any series of the Capital Securities against any claims of the Issuer. No collateral or guarantee of whatever kind is, or shall at any time be, provided by the Issuer or any other person securing rights of the Holders under the any series of the Capital Securities, and any collateral or guarantee already provided or granted in the future in connection with the Issuer’s other liabilities may not be used for claims under the Capital Securities.”

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01 Further Assurances. The Issuer shall, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Second Supplemental Capital Securities Indenture.

Section 3.02 Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 3.03 Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

Section 3.04 Governing Law. This Second Supplemental Capital Securities Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, other than with respect to the provisions relating to the ranking of the Capital Securities and their status, which provisions shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

Section 3.05 Counterparts. This Second Supplemental Capital Securities Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.06 Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Capital Securities Indenture or the Capital Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Capital Securities Indenture to be duly executed all as of the date first written above.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Marco Zimmermann
Name: Marco Zimmermann
Title: Managing Director

By:	/s/ Thomas A. Rueckert
Name: Thomas A. Rueckert
Title: Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Marco Thuo
Name: Marco Thuo
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent

By:	/s/ Luke Russell
Name: Luke Russell
Title: Assistant Vice President

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

Second Supplemental Capital Securities Indenture